UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                              Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

Endologix, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held On December 21, 2018

To our Stockholders:

You are cordially invited to attend a Special Meeting of Stockholders of Endologix, Inc., a Delaware corporation. The special meeting will be held on Friday, December 21, 2018 at 8:00 a.m., Pacific Time, at our corporate headquarters located at 2 Musick, Irvine, California 92618, for the following purposes, as more fully described in the accompanying proxy statement:

1.

To approve an amendment to our Endologix, Inc. Amended and Restated 2015 Stock Incentive Plan to increase the total number of shares of our common stock reserved for issuance under the plan by 6,000,000 shares, or from 10,300,000 shares to 16,300,000 shares; and

2.	To transact such other business as may properly come before the special meeting, or any adjournment or postponement thereof.

Only stockholders who held shares at the close of business on November 9, 2018 are entitled to notice of and to vote at the special meeting, or any adjournment or postponement thereof.

Our board of directors unanimously recommends that you vote “FOR” Proposal 1 as described above.

Your vote is very important. Whether or not you plan to attend the special meeting, we encourage you to read the accompanying proxy statement and submit your proxy or voting instructions as soon as possible to ensure your shares will be represented and voted at the special meeting. For specific instructions on how to vote your shares, please refer to the instructions on the proxy card accompanying the proxy materials and the response to the question entitled “How may I vote my shares?” in the accompanying proxy statement.

Sincerely,

John Onopchenko

Chief Executive Officer

Irvine, California

November 13, 2018

Page
GENERAL INFORMATION	1

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING	1

BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS	6

BENEFICIAL OWNERSHIP OF DIRECTORS AND NAMED EXECUTIVE OFFICERS	8

PROPOSAL NO. 1 AMENDMENT TO THE ENDOLOGIX, INC. 2015 AMENDED AND RESTATED STOCK INCENTIVE PLAN TO INCREASE THE TOTAL NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE PLAN	9

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 2019 ANNUAL MEETING	20

OTHER BUSINESS	21

APPENDIX A	A-1

PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

The enclosed proxy is solicited on behalf of our board of directors for use at our Special Meeting of Stockholders, or the special meeting, to be held on Friday, December 21, 2018 at 8:00 a.m., Pacific Time, at our corporate headquarters located at 2 Musick, Irvine, California 92618. Endologix, Inc. is sometimes referred to herein as “we”, “us”, “our” or our “Company.”

Important Notice Regarding the Availability of Proxy Materials

for the Special Meeting of Stockholders

to be Held on December 21, 2018

This proxy statement and the accompanying proxy card are available at www.proxyvote.com.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

These questions and answers are intended to briefly address potential questions that our stockholders may have regarding this proxy statement and the special meeting. They are also intended to provide our stockholders with certain information that is required to be provided under the rules and regulations of the Securities and Exchange Commission, or the SEC.

When and where will the special meeting be held?

You are invited to attend the special meeting to be held on December 21, 2018 at 8:00 a.m., Pacific Time, at our corporate headquarters located at 2 Musick, Irvine, California 92618.

Why did I receive these proxy materials?

We are providing this proxy statement in connection with the solicitation by our board of directors of proxies to be voted at the special meeting, and at any adjournment or postponement thereof. Your proxy is being solicited because you owned our common stock at the close of business on November 9, 2018, which is the record date for the special meeting.

This proxy statement contains important information for you to consider when deciding how to vote on the matter brought before the special meeting. This proxy statement and the accompanying proxy card are also available at www.proxyvote.com.

You are invited to attend the special meeting in person to vote on the proposal described in this proxy statement. However, you do not need to attend the special meeting to vote your shares.

Your vote is very important. Whether or not you plan to attend the special meeting, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible.

Why did I receive a full set of printed proxy materials instead of a notice regarding the Internet availability of the proxy materials?

For our 2018 annual meeting of stockholders, which was held in June 2018, we elected to provide access to the proxy materials through the Internet under the SEC’s “notice and access” rules by mailing each of our stockholders a notice regarding the Internet availability of the proxy materials and instructions on how to access the proxy materials on the Internet. However, for purposes of the special meeting, after taking into account a number of considerations, including the timing of the special meeting and the specific purpose of the proposal being considered by our stockholders at the meeting, our board of directors determined it would be more effective to provide a full set of printed proxy materials to each of our stockholders in connection with the special meeting. These proxy materials include the proxy statement, as well as the accompanying proxy card. We do not expect that our decision to provide a full set of printed proxy materials in connection with the special meeting will have any impact on the manner in which we will deliver proxy materials for future meetings of our stockholders.

Who may vote at the special meeting?

Only stockholders of record as of the close of business on the record date, November 9, 2018, are entitled to vote at the special meeting. As of the record date, there were 103,453,661 shares of our common stock outstanding and entitled to vote, held by 238 holders of record.

What is the quorum requirement for the special meeting?

At least a majority of the outstanding shares of our common stock entitled to vote at the special meeting must be present in person or represented by proxy in order to transact business at the special meeting. This is referred to as a quorum. Abstentions and broker non-votes will be treated as shares present in person or represented by proxy at the special meeting for purposes of determining whether or not a quorum exists. If there is no quorum present at the special meeting, consistent with our bylaws, the chairman of the special meeting, or the holders of a majority of shares present at the special meeting in person or represented by proxy, will adjourn the special meeting to a later date.

What is the difference between a stockholder of record and a beneficial owner of shares held in “street name”?

Stockholder of Record

If, on the record date, your shares were registered directly in your name with American Stock Transfer and Trust Company, our transfer agent, then you are a stockholder of record. As a stockholder of record, you may vote in person at the special meeting. Alternatively, you may vote by proxy through the Internet, by telephone or by mail as described in response to the question entitled “How may I vote my shares?” below.

Beneficial Owner

If, on the record date, your shares were not registered directly in your name with our transfer agent, but instead were held in an account at a brokerage firm, bank, or other nominee, then you are a beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker, bank or other nominee, which is considered to be the stockholder of record with respect to those shares. As a beneficial owner, you are entitled to give instructions to your broker, bank or other nominee regarding how to vote the shares in your account. You are also invited to attend the special meeting. However, because you are not the stockholder of record, you may not vote your shares in person at the special meeting unless you request and obtain a valid legal proxy from your broker, bank or other nominee.

How many votes do I have?

You have one vote for each share of our common stock that you own as of the close of business on the record date. These shares include shares that you hold directly, as a stockholder of record, and that are held for you in “street name” through a broker, bank or other nominee.

What proposal will be voted on at the special meeting?

The single proposal to be voted on at the special meeting is as follows:

Proposal 1: Approval of an amendment to our Endologix, Inc. Amended and Restated 2015 Stock Incentive Plan, or our 2015 Plan, to increase the total number of shares of our common stock reserved for issuance under the plan by 6,000,000 shares, or from 10,300,000 shares to 16,300,000 shares.

We will also consider such other business as may properly come before the special meeting, or any adjournment or postponement thereof.

As of the date of this proxy statement, our board of directors is not aware of any matters, other than those described in this proxy statement, which may be presented for consideration at the special meeting. Should any other matters requiring a vote of the stockholders come before the special meeting, or any adjournment or postponement thereof, the persons named in the accompanying proxy card will have the discretionary authority to vote with respect to such matters in accordance with their best judgment.

What are my voting options on each proposal?

You may vote “FOR” or “AGAINST” Proposal 1 or you may abstain from voting on the proposal.

What is our board of director’s voting recommendation on each proposal?

Our board of directors unanimously recommends that you vote your shares “FOR” approval of Proposal 1 as described in this proxy statement.

How may I vote my shares?

The procedures for voting are as follows:

Stockholder of Record

If you are a stockholder of record, you may vote in person at the special meeting. Alternatively, you may vote by proxy through the Internet, by telephone or by mail as described below. Whether or not you plan to attend the special meeting, we urge you to vote by proxy to ensure your vote is counted. If you have already voted by proxy, you may still attend the special meeting and vote in person, and your vote at the special meeting will have the effect of revoking your proxy. Please see the response to the question entitled “Can I change my vote after submitting my proxy?” below for additional information.

•	Vote in Person. To vote in person, please attend the special meeting and request a ballot when you arrive.

•

Vote by Internet. To vote through the Internet, go to www.proxyvote.com and follow the instructions provided on the website. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on December 20, 2018. Our Internet voting procedures are designed to authenticate stockholders by using individual control numbers, which are located on the proxy card accompanying these proxy materials. In order to cast your vote, you will be asked to provide the control number from the proxy card.

•

Vote by Telephone. To vote by telephone, call 1-800-690-6903 from any touch-tone telephone and follow the instructions. Telephonic voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on December 20, 2018. Our telephonic voting procedures are designed to authenticate stockholders by using individual control numbers, which are located on the proxy card accompanying these proxy materials. In order to cast your vote, you will be asked to provide the control number from the proxy card.

•	Vote by Mail. To vote by mail using the proxy card accompanying these proxy materials, simply complete, sign and date the proxy card and return it promptly in the postage-paid envelope provided.

Beneficial Owner

If you are a beneficial owner of shares registered in the name of your broker, bank or other nominee, you should have received a proxy card containing voting instructions with these proxy materials from that organization rather than from us. To vote your shares, simply follow the instructions provided to you. To vote in person at the special meeting, you must obtain a valid proxy from your broker, bank or other nominee.

What happens if I do not give specific voting instructions?

Stockholder of Record

If you are a stockholder of record and you indicate when transmitting your voting instructions by Internet or by telephone that you wish to vote as recommended by our board of directors, or if you sign and return a proxy card by mail without giving specific voting instructions, then the proxy holders will vote your shares “FOR” Proposal 1 as recommended by our board of directors. The proxy holders will also have the discretionary authority to vote on any other matters properly presented for a vote at the special meeting in accordance with their best judgment.

Beneficial Owner

Generally, if you are a beneficial owner of shares held in “street name”, you are entitled to give instructions to your broker, bank or other nominee regarding how to vote your shares. Since Proposal 1 constitutes a “non-routine” matter under applicable stock exchange rules, if you do not provide voting instructions, your broker, bank or other nominee may not vote your shares. Accordingly, if the organization that holds your shares does not receive instructions from you on how to vote your shares on this proposal, the organization will inform the inspector of elections that it does not have the authority to vote on the proposal with respect to your shares. This is generally referred to as a “broker non-vote.”

What is the voting requirement to approve the proposal?

The approval of Proposal 1 requires the affirmative vote of a majority of the outstanding shares of our common stock present in person or represented by proxy and entitled to vote on the proposal at the special meeting.

What is the effect of abstentions and broker non-votes on the approval of the proposal?

Abstentions will have the same effect as votes against Proposal 1.

Broker non-votes are not treated as shares present in person or represented by proxy and entitled to vote at the special meeting, so broker non-votes will not affect the outcome of the voting on Proposal 1.

How can I attend the special meeting in person?

You must present a form of government-issued personal photo identification in order to be admitted to the special meeting. If your shares are held in “street name,” you will also need proof of ownership to be admitted to the special meeting. A recent brokerage statement or a letter from your broker, bank or other nominee are examples of acceptable proof of ownership. No cameras, recording equipment, large bags, briefcases or packages will be permitted at the special meeting.

Can I change my vote after submitting my proxy?

Yes. Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted at the special meeting.

Stockholder of Record

If you are the stockholder of record, you may revoke your proxy in any one of four ways:

•	You may vote again through the Internet or by telephone at a later time (prior to the deadline for Internet or telephone voting).

•	You may submit a properly completed proxy card with a later date.

•	You may send a written notice that you are revoking your proxy to Endologix, Inc. at 2 Musick, Irvine, California 92618, Attention: Corporate Secretary.

•	You may attend the special meeting and vote in person. However, attending the special meeting will not, by itself, revoke your proxy or change your vote.

Beneficial Owner

If you are the beneficial owner of shares held in “street name,” you may revoke your proxy by following the instructions provided to you by your broker, bank or other nominee.

Who is paying for the cost of this proxy solicitation?

We will bear the entire cost of this proxy solicitation, including costs of preparing, assembling, printing and mailing this proxy statement, the accompanying proxy card and any additional solicitation materials furnished to our stockholders. Copies of these proxy materials will be furnished to brokerage firms, banks or other nominees that hold shares of our common stock in “street name,” so that they may forward the proxy materials to the beneficial owners of our shares. We have retained Morrow & Sodali LLC, 470 East Ave, Stamford, Connecticut 06902, or Morrow, a proxy solicitation firm, to deliver solicitation materials to beneficial owners and to assist us in collecting proxies from such individuals. We expect to pay Morrow a fee of $10,000 for their proxy solicitation services. We may reimburse persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Solicitation of proxies may be supplemented by telephone, electronic mail or personal solicitation by our directors, officers or other regular employees. No additional compensation will be paid to directors, officers or other regular employees for such services.

I share an address with another stockholder, and we received only one copy of these proxy materials. How may I obtain an additional copy of these proxy materials?

SEC rules permit companies, brokers, banks and other nominees to deliver a single copy of proxy materials to households at which two or more stockholders reside. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs, as well as natural resources. Stockholders sharing an address who have been previously notified by their broker, bank or other nominee and have consented to householding will receive only one copy of our proxy materials.

If you would like to opt out of this practice for future mailings and receive separate proxy materials for each stockholder sharing the same address, please contact your broker, bank or other nominee. You may also obtain additional copies of our proxy materials without charge by contacting us at Endologix, Inc. 2 Musick, Irvine, California 92618, Attention: Corporate Secretary, or by telephone by calling (949) 595-7200.

Stockholders sharing an address that are receiving multiple copies of our proxy materials can request delivery of a single copy of our proxy materials by contacting their broker, bank or other nominee, or by contacting us as indicated above.

Where can I find the voting results of the special meeting?

We will announce preliminary voting results at the special meeting and will publish final results in a Current Report on Form 8-K that we expect to file with the SEC within four business days of the special meeting.

BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of our common stock, as of November 9, 2018, by each person, or group of affiliated persons, who are known to us to beneficially own more than five percent of the outstanding shares of our common stock.

Name and Address	Number of Shares Beneficially Owned(1)	Percentage of Outstanding Shares(2)
ArrowMark Colorado Holdings LLC(3)	9,890,106	9.6%
Entities affiliated with Camber Capital Management LP(4)	9,300,000	9.0%
Entities affiliated with Brown Capital Management, LLC(5)	8,779,000	8.5%
Entities affiliated with Partner Fund Management, L.P.(6)	7,601,553	7.4%
Entities affiliated with The Vanguard Group, Inc.(7)	6,892,223	6.7%
Entities affiliated with Redmile Group, LLC(8)	5,928,101	5.7%
Entities affiliated with BlackRock, Inc.(9)	5,093,047	4.9%

(1)

The number of shares listed includes any shares deemed beneficially owned by such stockholder by virtue of such stockholder’s right to acquire such shares as of November 9, 2018, or within 60 days of such date.

(2)

Applicable percentages are based on 103,453,661 shares outstanding on November 9, 2018, plus the number of shares deemed beneficially owned by such stockholder by virtue of such stockholder’s right to acquire such shares as of November 9, 2018, or within 60 days of such date.

(3)

Based solely on a Schedule 13G/A filed with the SEC on February 9, 2018. ArrowMark Colorado Holdings LLC, or ArrowMark, reported sole voting and dispositive power with respect to 9,890,106 shares. The address of ArrowMark is 100 Fillmore Street, Suite 325, Denver, CO 80206.

(4)

Based solely on a Form 4 filed with the SEC on October 30, 2018. Camber Capital Management LP and Stephen DuBois, or, collectively, Camber, reported shared voting and dispositive power with respect to 9,300,000 shares. The address of Camber is 101 Huntington Avenue, Suite 2101, Boston, MA 02199.

(5)

Based solely on a Schedule 13G/A filed with the SEC on February 14, 2018. Brown Capital Management, LLC, or Brown Capital, reported beneficial ownership of 8,779,000 shares, including 4,189,227 shares beneficially owned by The Brown Capital Management Small Company Fund, which is managed by Brown Capital. Brown Capital reported sole voting power with respect to 5,479,247 shares, sole dispositive power with respect to 8,779,000 shares and no shared voting or dispositive power. The address of Brown Capital is 1201 N. Calvert Street, Baltimore, MD 21202.

(6)

Based solely on a Schedule 13G/A filed with the SEC on February 14, 2018. Partner Fund Management, L.P. and Partner Fund Management GP, LLC, or, collectively, Partner Fund, reported shared voting and dispositive power with respect to 7,509,909 shares, Partner Investment Management, L.P. and Partner Investment Management GP, LLC reported shared voting and dispositive power over 91,644 shares and Brian D. Grossman and Christopher M. James reported shared voting and dispositive power over 7,601,553 shares. The address of Partner Fund is c/o Partner Fund Management, L.P., 4 Embarcadero Center, Suite 3500, San Francisco, CA 94111.

(7)

Based solely on a Schedule 13G/A filed with the SEC on February 9, 2018. The Vanguard Group, Inc., or Vanguard, reported sole voting power with respect to 156,039 shares, shared voting power with respect to 3,600 shares, sole dispositive power with respect to 6,736,384 shares and shared dispositive power with respect to 155,839 shares. Includes shares beneficially owned by the following subsidiaries of Vanguard: Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd. The address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(8)

Based solely on a Schedule 13G/A filed with the SEC on February 14, 2018. Redmile Group, LLC and Jeremy C. Green, or, collectively, Redmile, reported shared voting and dispositive power with respect to 5,928,101 shares. The address of Redmile is One Letterman Drive, Building D, Suite D3-300, San Francisco, CA 94129.

(9)

Based solely on a Schedule 13G/A filed with the SEC on January 29, 2018. BlackRock, Inc., or BlackRock, reported sole voting power with respect to 4,947,917 shares, sole dispositive power with respect to 5,093,047 shares and no shared voting or dispositive power. Includes shares beneficially owned by the following subsidiaries of BlackRock: Blackrock Advisors, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited, BlackRock (Netherlands) B.V., BlackRock Fund Advisors, BlackRock Asset Management Ireland Limited, BlackRock Institutional Trust Company, National Association, BlackRock Financial Management, Inc., BlackRock Asset Management Schweiz AG and BlackRock Investment Management, LLC. The address of BlackRock is 55 East 52nd Street, New York, NY 10055.

BENEFICIAL OWNERSHIP OF DIRECTORS AND NAMED EXECUTIVE OFFICERS

The following table sets forth certain information known to us regarding the beneficial ownership of our common stock, as of November 9, 2018, by each of our directors, each of our named executive officers, and all of our current directors and executive officers as a group.

Name and Address(1)	Number of Shares Beneficially Owned(2)	Percentage of Outstanding Shares(3)
Daniel Lemaitre(4)	192,921	*
Gregory D. Waller	50,550	*
Thomas C. Wilder, III(5)	63,560	*
Guido J. Neels(6)	134,202	*
Thomas F. Zenty, III	69,396	*
Leslie Norwalk	40,238	*
John Onopchenko(7)	55,520	*
Vaseem Mahboob(8)	319,406	*
Michael V. Chobotov, Ph.D.(9)	271,994	*
All directors and executive officers as a group (11 persons)(10)	1,391,750	1.3%

*	Represents beneficial ownership of less than 1%.

(1)	Unless otherwise indicated, the business address of each holder is: c/o Endologix, Inc., 2 Musick, Irvine, CA 92618.

(2)

The number of shares listed includes any shares deemed beneficially owned by such stockholder by virtue of such stockholder’s right to acquire such shares as of November 9, 2018, or within 60 days of such date.

(3)

Applicable percentages are based on 103,453,661 shares outstanding on November 9, 2018, plus the number of shares deemed beneficially owned by such stockholder by virtue of such stockholder’s right to acquire such shares as of November 9, 2018, or within 60 days of such date.

(4)	Includes options to purchase 90,000 shares of our common stock that are exercisable within 60 days of November 9, 2018.

(5)	Includes options to purchase 12,500 shares of our common stock that are exercisable within 60 days of November 9, 2018.

(6)	Includes options to purchase 50,000 shares of our common stock that are exercisable within 60 days of November 9, 2018.

(7)	Includes options to purchase 55,520 shares of our common stock that are exercisable within 60 days of November 9, 2018.

(8)	Includes options to purchase 236,305 shares of our common stock that are exercisable within 60 days of November 9, 2018.

(9)	Includes options to purchase 169,046 shares of our common stock that are exercisable within 60 days of November 9, 2018.

(10)	Includes options to purchase an aggregate of 779,272 shares of our common stock held by our directors and executive officers that are exercisable within 60 days of November 9, 2018.

PROPOSAL NO. 1

AMENDMENT TO THE ENDOLOGIX, INC. 2015 AMENDED AND RESTATED STOCK INCENTIVE PLAN TO INCREASE THE TOTAL NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE PLAN

Overview

We are seeking stockholder approval to amend our 2015 Plan to increase the total number of shares of our common stock reserved for issuance under the plan by 6,000,000 shares, or from 10,300,000 shares to 16,300,000 shares. The compensation committee of our board of directors, or our compensation committee, which is comprised solely of independent directors, has recommended to our board of directors that we approve the amendment to our 2015 Plan. Based in part on this recommendation, and for a number of reasons discussed in greater detail below, our board of directors believes it is in the best interests of our stockholders to approve the amendment to our 2015 Plan, and has approved the amendment, subject to the stockholder approval of this proposal at the special meeting. Our board of directors unanimously recommends that our stockholders vote “FOR” approval of the amendment to our 2015 Plan to increase the total number of shares reserved for issuance under the plan.

Purpose of 2015 Plan

The purpose of our 2015 Plan is to provide us flexibility with respect to our ability to attract and retain the services of qualified employees, officers and non-employee directors upon whose judgment, initiative and efforts the successful conduct and development of our business depends, and to provide additional incentives to such persons to devote their effort and skill to our advancement by providing them an opportunity to participate in the ownership of our Company and thereby have an interest in our success and increased value.

Principal Reasons for Requested Share Increase

The approval of this proposal by our stockholders, which would result in the immediate availability of additional shares for issuance under our 2015 Plan, is critical to the furtherance of our compensation programs, and vital to the growth and success of our business. In particular, an increase in the number of shares reserved for issuance under our 2015 Plan is necessary for us to retain our key employees, to continue to motivate and incentivize our employees, and to align the interests of our employees with those of our stockholders.

Consistent with many companies in our industry and stage of growth, equity compensation is a key component of our compensation programs, both with respect to our executives and our other employees. We believe the grant of equity awards, and the potential that the value of the awards will increase over time as the value of our Company increases, is an important element of the compensation package and the overall value proposition we offer our employees, and is a key reason they may choose to become or remain employees of our Company. If we are unable to continue to make grants of equity awards to our employees consistent with their expectations or past practices, or if we are required to issue awards with significantly lower values than competitive market practices mandate due to the lack of available shares under our 2015 Plan, we could be at significant risk of failing to retain key employees who are important to our success, to properly motivate employees to achieve our strategic objectives, or to hire top talent during a time of management transition.

Unfortunately, the recent and significant decline in the trading price of our stock has resulted both in heightened concerns regarding our ability to retain and motivate employees, as well as the need for a significantly greater number of shares to be granted as equity awards to our employees than anticipated earlier in the year when our stock price was higher. Among other things, we believe the stock price decline may have a material adverse impact on the success of our previously approved stock option exchange program, or Option Exchange Program, both with respect to the participation rate in the program and the number of shares that could be returned to the share reserve under our 2015 Plan upon consummation of the program. A material shortfall in the number of shares returned to our 2015 Plan upon implementation of the Option Exchange Program as compared to our projections would further limit our ability to make equity grants under our 2015 Plan as compared to our expectations at the time the Option Exchange Program was approved by our stockholders. We discuss the interplay between this proposal and the Option Exchange Program in greater detail below.

In the simplest terms, the substantial decline in our stock price has materially impacted our near-term equity compensation requirements and means that equity grants covering substantially more shares need to be issued to employees to provide equity grants with a similar dollar value as prior to the decline. At present, we do not have sufficient shares available under our 2015 Plan to grant currently-contemplated 2018 equity awards to our directors, officers and employees, including certain retention and performance-based grants that we believe are critical to retain key managerial and sales personnel. Without the services of these key employees, we may be unable to effectively maintain or increase sales, lead the organization through our management transition, or execute on our strategic plans. In the absence of a material increase in the share reserve under our 2015 Plan, we will be severely limited in our ability to make, or may even be prevented from making, meaningful equity awards to these key employees, even if we fully deplete the remaining shares currently available for grant under our 2015 Plan. These circumstances have created a dynamic in which it is critical that we seek an immediate and substantial increase in authorized shares under our 2015 Plan to allow us to meet our contractual obligations to employees, meet the compensation expectations of our employees, remain competitive in the market, and achieve our strategic plans and objectives.

While we have considered other alternatives to the issuance of equity awards as a means to compensate our employees, including the adoption of additional cash incentive programs, our compensation committee believes equity awards are currently a more appropriate and effective compensation vehicle than cash incentive awards because they do not require the near-term use of our limited cash resources, which we believe we need to conserve to preserve the financial condition of our business and comply with the financial covenants under our senior secured borrowing arrangements. Equity awards also have the benefit of more closely aligning the interests of our employees with those of our stockholders, which is an important component of our compensation philosophy. However, if we do not have sufficient shares authorized under our 2015 Plan to grant equity awards in lieu of other incentive programs (whether because this proposal is not approved by our stockholders or otherwise), we may determine it is necessary to provide additional cash incentives or other compensation to our employees in lieu of equity awards in order to retain and motivate them. Any additional cash incentive awards would place significant additional pressure on our cash reserves and liquidity position, and may not be sufficient to adequately support our employee motivation and retention efforts, especially in light of the recent volatility in our stock price.

In considering our recommendation to increase the total number of shares of our common stock reserved for issuance under our 2015 Plan by 6,000,000 shares, our board of directors considered a number of factors, including:

•

the Company’s need to motivate and retain our officers and employees at a critical stage of our Company’s growth, in particular at a time when we are in the process of implementing a management transition, commercial restructuring and strategic market repositioning;

•	the significant reduction in the trading price of our common stock over the past several months, which has created uncertainty among our employees and raised concerns about our financial stability;

•	the number of shares currently reserved for issuance under our 2015 Plan as compared to our current and projected equity grant requirements;

•	the viability of and risks associated with alternative incentive compensation programs, including cash incentive programs; and

•

changes in our expectations regarding the number of shares that are likely to be returned to our 2015 Plan and made available for future issuance pursuant to the Option Exchange Program, if implemented.

Our board of directors also took into account certain additional criteria relating to the potential impact of the amendment to our 2015 Plan on our stockholders. For example, our board of directors considered the amount of the requested share increase relative to both the total number of shares of our common stock outstanding, as well as our fully-diluted shares outstanding. Our board of directors also took into consideration that virtually all of the stock options granted under our 2015 Plan prior to September 2018 are currently “out-of-the-money” (and in many cases, significantly “out-of-the-money”) and therefore do not provide any meaningful incentive or retention benefits. In light of the foregoing, our board of directors believes the additional share request to be appropriate and necessary to meet the objectives of our equity compensation program.

In connection with seeking an amendment to our 2015 Plan to increase the total number of shares reserved for issuance, we acknowledge we recently solicited and obtained the approval of our stockholders for an increase in the number of reserved shares by 500,000 shares. This approval was obtained at our 2018 annual meeting of stockholders, which was held in June 2018. At the annual meeting, we also solicited and obtained the approval of our stockholders for the Option Exchange Program. Pursuant to the Option Exchange Program, eligible participants would be entitled to surrender certain out-of-the-money stock options for cancellation in exchange for a grant of a lesser number of restricted stock units that have approximately the same value as the cancelled stock options. In requesting that only 500,000 shares be added to the share reserve under our 2015 Plan at the annual meeting, our board of directors specifically assumed the Option Exchange Program would be adopted by our stockholders and implemented by our board of directors, and that, based on an assumed participation rate, approximately 2,200,000 shares would be returned to our 2015 Plan and made available for future issuance (after taking into account the grant of restricted stock units in exchange for options under the program). However, due to a number of factors, including the recent volatility in our stock price and our ongoing restructuring efforts, we have not yet implemented the Option Exchange Program. As a result, the additional shares we anticipated would be returned to our 2015 Plan and made available for future grant have not yet been returned to the plan reserve. In addition, based on the recent decline in our stock price, and the resulting impact on the anticipated exchange ratios of stock options for restricted stock units, even if the Option Exchange Program is implemented, we currently anticipate that significantly fewer shares would ultimately be returned to our 2015 Plan than initially projected. In addition, the recent decline in our stock price could make the Option Exchange Program less attractive to our eligible employees, which could limit the participation rate and further reduce the number of shares that are returned to our 2015 Plan. Further, while we anticipate implementing the Option Exchange Program during the first half of 2019, we cannot provide any assurance that we will implement the Option Exchange Program on the currently approved terms or at all. Accordingly, we cannot assume that the Option Exchange Program, even if implemented, will have the impact of providing a sufficient number of reserved shares under our 2015 Plan to meet our projected equity grant requirements or the objectives of our compensation programs.

In light of both the recent decline in our stock price, and the heightened need to motivate and retain our key employees in the face of our ongoing management transition, commercial restructuring and other strategic changes to our business, we expect the average number of shares underlying equity awards granted by our compensation committee to be significantly greater in 2018 than in previous years. Assuming this proposal is approved by our stockholders, we project that we will issue equity awards covering an aggregate of approximately 8,400,000 shares to our executives, employees and non-employee directors in 2018, most of which are either the result of specific contractual obligations we have with employees or are annual equity grants that represent a critical component of the overall compensation opportunity, and which our compensation committee believes are necessary to maintain competitive compensation practices. We estimate the shares authorized for issuance under our 2015 Plan, assuming that this proposal is adopted, would be sufficient to grant awards for 2018. However, our actual share usage is dependent on a number of important variables, including the future trading price of our common stock, our hiring and promotion activity, and our retention needs.

Description of our 2015 Plan (as proposed to be amended)

The material terms of our 2015 Plan, as proposed to be amended by this proposal, are outlined below. This summary is qualified in its entirety by reference to the complete text of our 2015 Plan, which is appended to this proxy statement as Appendix A and incorporated herein by reference. You are encouraged the full text of our 2015 Plan, as proposed to be amended, before making a voting decision.

General. Our 2015 Plan is an “omnibus” stock plan consisting of a variety of equity vehicles to provide flexibility in implementing equity awards, including incentive stock options, non-qualified stock options, restricted stock awards, stock appreciation rights, stock payment awards, restricted stock units and dividend equivalents. Participants in our 2015 Plan may be granted any one or more of these equity awards, as determined by our board of directors.

Shares Reserved for Issuance. As of November 9, 2018, (i) options exercisable for 4,344,924 shares of our common stock with a weighted average exercise price of $8.58 and a weighted average remaining term of 5.24 years were outstanding, (ii) time-based restricted stock units covering 1,039,347 shares of our common stock were outstanding, (iii) performance-based restricted stock units covering 348,216 shares of our common stock were outstanding, and (iv) 2,415,993 shares of our common stock were reserved for future grant under our 2015 Plan. If this proposal is adopted, an aggregate of up to 8,415,993 shares of our common stock will be available for future issuance under our 2015 Plan. For additional information about grants of equity awards that we would be required to make to certain persons upon the approval of this proposal by our stockholders, please see the section titled “New Plan Benefits” below.

Administration. Our board of directors has delegated administration of our 2015 Plan to our compensation committee. The members of our compensation committee satisfy the requirements for (i) an “independent director” for purposes of the applicable NASDAQ Listing Rules, (ii) a “non-employee director” for purposes of Rule 16b-3 of the Exchange Act and (iii) an “outside director” under Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended, or the Code. Our compensation committee has the powers and authority as may be necessary or appropriate to carry out the functions of the administrator. Subject to the express limitations of our 2015 Plan, the administrator has the authority to determine the persons to whom, and the time or times at which, awards may be granted, the number of shares, units or other rights subject to each award, the exercise, base or purchase price of an award (if any), the time or times at which an award will become vested, exercisable or payable, the performance goals and other conditions, duration and all other terms of an award. The administrator may prescribe, amend and rescind rules and regulations relating to our 2015 Plan. All interpretations, determinations and actions by the administrator in good faith shall be final, conclusive and binding upon all parties. Additionally, to the extent permitted by law, the administrator may delegate to one or more of our officers or directors the ability to grant and determine terms and conditions of awards under our 2015 Plan to certain employees.

Eligibility. Our employees, officers, directors, consultants and other service providers are eligible to receive each type of award available under our 2015 Plan, except that only our employees (including members of our board of directors who are also our employees) are eligible to receive incentive stock options under our 2015 Plan. Our directors and officers are eligible to participate in our 2015 Plan, and have a substantial direct interest in the approval of our 2015 Plan. As of November 9, 2018, approximately 540 persons were eligible to participate in our 2015 Plan.

Types of Awards under our 2015 Plan

Our 2015 Plan includes the following types of equity compensation awards: incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock award, restricted stock units, dividend equivalents and stock payment awards, all of which are described below.

Stock Options. Stock options granted under our 2015 Plan may be either incentive stock options or non-qualified stock options, subject to the provisions of Section 422 of the Code. The exercise price per share of a stock option shall not be less than the fair market value of our common stock on the date the option is granted, provided that if the person to whom an incentive stock option is granted beneficially owns 10% of our outstanding common stock on the date of the grant, the exercise price shall not be less than 110% of the fair market value on the date the option is granted, subject to certain exceptions. A stock option may be subject to such vesting and exercisability requirements as specified by the administrator in an award agreement. Such vesting and exercisability requirements may be based on the continued service of the participant with us for a specified time period (or periods) or on the attainment of specified performance goals established by the administrator in its discretion, or a combination of both. The administrator shall determine the period during which a vested stock option may be exercised, provided that the maximum term of a stock option shall be ten years from the date the option is granted.

Stock Appreciation Rights. A stock appreciation right will entitle the holder, upon exercise or other payment of the stock appreciation right, as applicable, to receive an amount determined by multiplying: (i) the excess of the fair market value of a share of our common stock on the date of exercise or payment of the stock appreciation right over the base price of such stock appreciation right by (ii) the number of shares as to which such stock appreciation right is exercised or paid. Subject to the requirements of Section 409A of the Code, payment of the amount determined under the foregoing shall be made either in cash or in shares of our common stock, as determined by the administrator in its discretion. If payment is made in shares of our common stock, such shares shall be valued at their fair market value on the date of exercise or payment, subject to applicable tax withholding requirements and to the conditions set forth in the award agreement. A stock appreciation right may be subject to such vesting and exercisability requirements as specified by the administrator in an award agreement. Such vesting and exercisability requirements may be based on the continued service of the participant with us for a specified time period (or periods) or on the attainment of specified performance goals established by the administrator in its discretion, or a combination of both. Stock appreciation rights may be granted on a basis that allows for the exercise of the right by the participant or that provides for the automatic payment of the right upon a specified date or event. The base price of a stock appreciation right shall not be less than the fair market value of the shares of our common stock on the date the right is granted.

Restricted Stock Awards. Restricted stock awards are shares issued under our 2015 Plan that are subject to restrictions on transfer and vesting requirements as determined by the administrator. The restrictions imposed on shares granted under a restricted stock award lapse in accordance with the vesting requirements specified in the award agreement. The vesting requirements may be based on the continued service of the participant with us for a specified time period (or periods) or on the attainment of specified performance goals established by the administrator in its discretion, or a combination of both. If the vesting requirements of a restricted stock award are not satisfied, the award will be forfeited and the unvested shares of our common stock subject to the award will be returned to us (or, to the extent the participant paid for the shares of our common stock, we have the right to repurchase such shares from the participant at the original purchase price). Subject to the provisions of our 2015 Plan and the applicable award agreement, the participant has all rights of a stockholder with respect to the shares granted under a restricted stock award, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

Restricted Stock Units. The value of each restricted stock unit is equal to one share of our common stock on the applicable date or time period of determination, as specified by the administrator. A grant of restricted stock units is subject to such restrictions and conditions as may be determined by the administrator. On the date the award is granted, the administrator determines the vesting requirements with respect to a stock unit award, which is set forth in the award agreement. Vesting requirements may be based on the continued service of the participant with us for a specified time period (or periods) or on the attainment of specified performance goals established by the administrator, or a combination of both. A restricted stock unit will become payable to a participant at the time or times set forth in the award agreement, which may be upon or following the vesting of the award. Payment of a restricted stock unit award is made in shares of our common stock, and is subject to applicable tax withholding requirements. The participant does not have any rights as a stockholder with respect to the shares subject to a restricted stock unit award until shares of our common stock are delivered to the participant pursuant to the terms of the award agreement.

Stock Payment Awards. A stock payment award may be granted for any valid purpose as determined by the administrator. A stock payment award granted to a participant represents shares of our common stock that are issued without restrictions on transfer and other incidents of ownership and free of forfeiture conditions, except as otherwise provided in our 2015 Plan and the award agreement. The administrator may, in connection with any stock payment award, require the payment of a specified purchase price. Subject to the provisions of our 2015 Plan and the applicable award agreement, upon the issuance of our common stock under a stock payment award the participant has all rights of a stockholder with respect to the shares of our common stock, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

Dividend Equivalents. A dividend equivalent is a right to receive payments equivalent to the amount of dividends paid by us to holders of shares of our common stock with respect to the number of dividend equivalents held by the participant. The dividend equivalent may provide for payment in our common stock or in cash, or a fixed combination of our common stock or cash, or the administrator may reserve the right to determine the manner of payment at the time the dividend equivalent is payable. Dividend equivalents may be granted only in connection with a grant of restricted stock units and shall be subject to the vesting conditions that govern restricted stock units as set forth in the applicable award agreement. The accrual of dividends or dividend equivalents will only be payable to a participant to the extent that any shares of our common stock underlying a participant’s award have vested, and no dividends or dividend equivalents shall be paid on options or stock appreciation rights. See the section entitled “No Dividends on Unvested Awards” below.

Certain Features of our 2015 Plan

Payment of Exercise Price or Purchase Price. The payment of the exercise price for stock options, or the purchase price for shares of restricted stock, shares covered by restricted stock units, or stock payment awards may be made, in the discretion of the administrator, through a variety of methods more particularly described in our 2015 Plan, including payment by (i) cash, (ii) check, (iii) delivery of shares of our common stock (provided that any shares acquired pursuant to exercise of options have been held by the participant for the requisite period necessary to avoid a charge to our earnings for financial reporting purposes), such surrendered shares valued at the fair market value of our common stock on the date of exercise or purchase, (iv) waiver of compensation due to the participant for services rendered or (v) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable law.

Transferability of Awards. All incentive stock options are nontransferable except upon the participant’s death by will or the laws of descent or distribution or pursuant to the terms of certain domestic relations orders. In the case of awards other than incentive stock options, the administrator may provide, in its discretion, for the transfer of all or part of the award to a participant’s “family member” (as defined for purposes of the Form S-8 registration statement under the Securities Act of 1933, as amended, or the Securities Act).

Adjustments to Awards Upon Certain Changes in Capitalization. In the event that the outstanding shares of our common stock are increased or decreased or exchanged for a different number or kind of shares or our other securities by reason of a recapitalization, stock split, combination of shares, reclassification, stock dividend or other change in our capital structure, then the administrator will make adjustments to the aggregate number and kind of shares subject to our 2015 Plan, the number and kind of shares and the exercise price per share subject to outstanding awards, and the maximum share limitations, as applicable, all in order to preserve, as nearly as practical, but not to increase, the benefits to the participants.

Occurrence of Corporate Transaction. Our 2015 Plan provides that in order to preserve a participant’s rights in the event of certain transactions constituting a change in control of our Company, the administrator shall have the discretion to provide in each award agreement the terms and conditions that relate to the vesting of such award in the event of a change in control of our Company and the assumption of such awards or the issuance of comparable securities under an incentive program in the event of such occurrence. The terms and conditions of each award agreement may vary. If the terms of an outstanding option or stock appreciation right provide for accelerated vesting in the event of a change in control, or to the extent that an award is vested and not yet exercised, the administrator may provide, in connection with the change in control transaction, for the purchase or exchange of each option or stock appreciation right for cash or other property. All outstanding option and stock appreciation rights will terminate and cease to be exercisable upon the consummation of a change in control except to the extent that the options or stock appreciation rights are assumed by a successor entity (or parent) pursuant to the terms of such transaction.

No Dividends on Unvested Awards. Our 2015 Plan eliminates the ability of the administrator to provide for the payment of dividends or dividend equivalents with respect to any shares of our common stock subject to an outstanding award granted under our 2015 Plan that has not vested. For any such award, the administrator may provide only for the accrual of dividends or Dividend Equivalents that will not be payable to a participant unless and until, and only to the extent that, such award vests. No dividends or dividend equivalents shall be paid on options or stock appreciation rights.

Minimum Vesting Requirement. Our 2015 Plan imposes a minimum vesting period of at least 12 months on any awards granted under our 2015 Plan after June 14, 2018, provided that up to five percent (5%) of the shares subject to these awards may be issued without being subject to this minimum vesting period.

Impact of Certain Stock Awards on Share Reserve. Our 2015 Plan provides that, for each share of common stock granted pursuant to the plan as a restricted stock award, stock payment award or restricted stock unit award, the number of shares reserved and available for grant under the plan will be reduced by one-and-six-tenths (1.6) shares.

Performance Criteria. Our 2015 Plan includes a number of performance criteria that may be used to determine whether and to what extent the shares covered by an award have vested. The administrator has the discretion to specify whether the criteria will be measured either annually or cumulatively over a period of years on an absolute basis or relative to a pre-established target, to the previous years’ results or to a designated peer group of companies, in each case as specified in the individual award agreement at the time of grant. The performance criteria may be stated as either target amounts, or as a percentage increase over a base period amount, and may be based upon any one or a combination of the following:

•	sales;

•	gross margin;

•	operating income;

•	pre-tax income;

•	earnings before interest, taxes, depreciation and amortization;

•	earnings per share of our common stock on a fully-diluted basis;

•	our consolidated net income divided by the average consolidated common stockholders’ equity;

•	cash and cash equivalents derived from either (i) net cash flow from operations, or (ii) net cash flow from operations, financings and investing activities;

•	adjusted operating cash flow return on income;

•	cost containment or reduction;

•	the percentage increase in the market price of our common stock over a stated period;

•	return on assets;

•	new product introductions;

•	obtaining regulatory approvals for new or existing products; and

•	individual business objectives.

Interests of Certain Officers and Directors

Our officers and directors are eligible to receive grants under our 2015 Plan, and have a substantial direct interest in the approval of this proposal by our stockholders.

Summary of U.S. Federal Income Tax Consequences of our 2015 Plan

The following is a brief summary of the material federal income tax consequences of participation in our 2015 Plan. The summary should not be relied upon as being a complete statement of all possible federal income tax consequences. Federal tax laws are complex and subject to change. Participation in our 2015 Plan may also have consequences under state and local tax laws which vary from the federal tax consequences described below. For such reasons, we recommend that each participant consult his or her personal tax advisor to determine the specific tax consequences applicable to him or her.

Incentive Stock Options. A participant who receives an incentive stock option will not recognize taxable income upon the grant of the option or the exercise of the option. However, the amount by which the fair market value of the shares at the time of exercise exceeds the option exercise price will generally be included in the participant’s alternative minimum taxable income upon exercise. If stock received on exercise of an incentive stock option is disposed of in the same year the option was exercised, the regular tax treatment and the alternative tax treatment will be the same. If stock received on exercise of an incentive stock option is sold during a year subsequent to that in which the option was exercised, the basis of the stock acquired will equal its fair market value on the date of exercise for purposes of computing alternative minimum taxable income in the year of sale.

A participant who is subject to the alternative minimum tax in the year of exercise of an incentive stock option may be able to claim, as a credit against the participant’s regular tax liability in future years, all or a portion of the amount of alternative minimum tax paid that is attributable to the exercise of the incentive stock option. This credit is generally available in the first year following the year of exercise in which the participant has a regular tax liability.

Gain realized by a participant upon sale of stock issued on exercise of an incentive stock option is taxable as long-term capital gain if the participant disposes of the shares more than two years after the date of grant of the option and more than one year after the date of exercise. If the participant disposes of the shares (including by gift) less than two years after the date of grant or less than one year after the date of exercise (in each case, a disqualifying disposition), the participant will recognize ordinary income in an amount equal to the difference between the option exercise price and the lower of the fair market value of the shares on the date of exercise or on the date of disposition of the shares. However, certain transfers may not be treated as dispositions for such purposes, such as transfers to an estate or by inheritance upon death. If the amount realized in a disqualifying disposition exceeds the fair market value of the shares on the date of exercise, the gain realized, in excess of the amount taxed as ordinary income as indicated above, will be taxed as capital gain. Any loss realized upon a disqualifying disposition will be treated as a capital loss. Capital gains and losses resulting from disqualifying dispositions will be treated as long-term or short-term depending upon whether the shares were held for more or less than the applicable statutory holding period (which is currently more than one year for long-term capital gains). We will generally be entitled to a tax deduction in an amount equal to the amount the participant must recognize as ordinary income.

Non-Qualified Stock Options. Generally, no taxable income is recognized by a participant upon the grant of a non-qualified stock option or at the time or times a non-qualified stock option becomes vested where the exercise price of such option is no less than the fair market value of the stock underlying such option at the time such option is granted. Under our 2015 Plan, the exercise price for all options must be at least equal to the fair market value of the stock underlying such options at the time of the grant. Upon exercise, however, the participant will recognize ordinary income in the amount by which the fair market value of the shares purchased, on the date of exercise, exceeds the exercise price paid for such shares. The income recognized by the participant who is our employee will be subject to income tax withholding by us out of the participant’s current compensation. If such compensation is insufficient to pay the taxes due, the participant will be required to make a direct payment to us for the balance of the tax withholding obligation. We will be entitled to a tax deduction equal to the amount of ordinary income recognized by the participant, provided that certain reporting requirements are satisfied. If the exercise price of a non-qualified stock option is paid by the participant in cash, the tax basis of the shares acquired will be equal to the cash paid plus the amount of income recognized by the participant as a result of such exercise. If the exercise price is paid by delivering shares of our common stock already owned by the participant or by a combination of cash and already-owned shares, there will be no current taxable gain or loss recognized by the participant on the already-owned shares exchanged (however, the participant will nevertheless recognize ordinary income to the extent that the fair market value of the shares purchased on the date of exercise exceeds the price paid, as described above). The new shares received by the participant, up to the number of the old shares exchanged, will have the same tax basis and holding period as the participant’s basis and holding period in the old shares. The balance of the new shares received will have a tax basis equal to any cash paid by the participant plus the amount of income recognized by the participant as a result of such exercise, and will have a holding period commencing with the date of exercise. Upon the sale or disposition of shares acquired pursuant to the exercise of a non-qualified stock option, the difference between the proceeds realized and the participant’s basis in the shares will be a capital gain or loss and will be treated as long-term capital gain or loss if the shares have been held for the applicable statutory holding period (which is currently more than one year for long-term capital gains).

Restricted Stock. If no Section 83(b) election is made and we retain repurchase rights, a taxable event will occur on each date the participant’s ownership rights vest (e.g., when our repurchase rights expire) as to the number of shares that vest on that date, and the holding period for capital gain purposes will not commence until the date the shares vest. The participant will recognize ordinary income on each date shares vest in an amount equal to the excess of the fair market value of such shares on that date over the amount paid for such shares. Any income recognized by a participant who is an employee will be subject to income tax withholding by us out of the participant’s current compensation. If such compensation is insufficient to cover the amount to be withheld, the participant will be required to make a direct payment to us for the balance of the tax withholding obligation. The participant’s basis in the shares will be equal to the purchase price, if any, increased by the amount of ordinary income recognized. If a Section 83(b) election is made within 30 days after the date of transfer, or if we do not retain any repurchase rights, then the participant will recognize ordinary income on the date of purchase in an amount equal to the excess of the fair market value of such shares on the date of purchase over the purchase price paid for such shares. We are entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant.

Stock Appreciation Rights. Generally no taxable income is recognized by a participant receiving a stock appreciation right at the time the stock appreciation right is granted or at the time or times a stock appreciation right becomes vested where the base price of a stock appreciation right is no less than the fair market value of the stock underlying such stock appreciation right at the time such option is granted. Under our 2015 Plan, the base value for all stock appreciation rights must be at least equal to the fair market value of the stock underlying such stock appreciation rights at the time of the grant. If the participant receives the appreciation inherent in the stock appreciation right in cash, the cash will be taxed as ordinary income to the participant at the time it is received. If the participant receives the appreciation inherent in a stock appreciation right in stock, the spread between the then-current market value and the base price will be taxed as ordinary income to the participant at the time such amount is received. We are not entitled to a federal income tax deduction upon the grant or termination of a stock appreciation right. However, upon the settlement of a stock appreciation right, we are entitled to a deduction equal to the amount of ordinary income the participant is required to recognize as a result of the settlement.

Restricted Stock Unit, Stock Payment Awards and Dividend Equivalents. Grants of restricted stock units, stock payment awards and dividend equivalents are generally subject to ordinary income tax at the time of settlement or payment, as applicable.

Tax Withholding. Under our 2015 Plan, we have the power to withhold, or require a participant to remit to us, an amount sufficient to satisfy federal, state and local withholding tax requirements with respect to any award granted under our 2015 Plan. To the extent permissible under applicable tax, securities, and other laws, the administrator may, in its sole discretion, permit a participant to satisfy an obligation to pay any tax to any governmental entity in whole or in part, by (i) directing us to apply shares of our common stock to which the participant is entitled pursuant to an award or (ii) delivering to us shares of our common stock owned by the participant.

Tax Deduction Limitation. Section 162(m) of the Code disallows a tax deduction to public companies for compensation paid in excess of $1,000,000 to “covered employees” as defined under Section 162(m). Prior to its amendment by the Tax Cuts and Jobs Act, or the TCJA, which was enacted December 22, 2017, there was an exception to this $1,000,000 deduction limitation for performance-based compensation if certain requirements set forth in Section 162(m) and the applicable regulations were met. The TCJA generally amended Section 162(m) to eliminate this exception for performance-based compensation, effective for taxable years following December 31, 2017. The $1,000,000 compensation limit was also expanded to apply to a public company’s chief financial officer and apply to certain individuals who were covered employees in years other than the then-current taxable year. Our compensation committee maintains a practice of considering the anticipated tax treatment to our Company in its review and establishment of compensation programs and awards. Our compensation committee intends to continue to consider the deductibility of compensation as a factor in assessing whether a particular arrangement is appropriate, taking into account the goals of maintaining a competitive executive compensation system generally, motivating executives to achieve corporate performance objectives and increasing stockholder value.

Deferred Compensation. Any deferrals made under our 2015 Plan, including awards granted under our 2015 Plan that are considered to be deferred compensation, must satisfy the requirements of Section 409A of the Code to avoid adverse tax consequences to participants, which include the current inclusion of deferred amounts in income and interest and a surtax on any amount included in income. The Section 409A requirements include limitations on election timing, acceleration of payments, and distributions. Section 409A applies to certain stock appreciation rights, stock unit awards, and other awards that provide the participant with an opportunity to defer recognition of income. We intend to structure any awards under our 2015 Plan to meet the applicable tax law requirements, including under Section 409A, in order to avoid adverse tax consequences to participants or us.

New Plan Benefits

If our stockholders approve this proposal, the additional shares of our common stock that would become reserved for issuance under our 2015 Plan would be immediately available to grant equity awards to eligible plan participants. Assuming our stockholders approve this proposal, our compensation committee has determined to make equity grants under our 2015 Plan to certain of our named executive officers, all executive officers as a group, all non-employee directors as a group, and all other employees as a group, as set forth in the table below. The awards set forth in the table reflect only those awards that we are legally obligated to make, but does not reflect all equity awards we intend to make pursuant to our 2015 Plan to meet our compensation plans and objectives. Other than the awards set forth in the table, neither the number nor type of future equity awards to be granted pursuant to our 2015 Plan to particular plan participants is presently determinable.

Name and Position	Dollar Value(1)(2)		Number of Units(1)(2)
John Onopchenko, Chief Executive Officer	$450,000	(3)	—
Vaseem Mahboob, Chief Financial Officer	$350,000	(3)	—
All current executive officers as a group (in addition to the named executive officers listed in the rows above)	$350,000	(3)	—
All non-employee directors as a group	$715,000	(4)	—
All employees as a group (including all officers who are not executive officers)	$200,000	(5)	100,000	(5)

(1)

Certain equity awards for which we are contractually obligated will be issued based on the aggregate dollar value of the awards at the time of issuance, while others will be issued based on a fixed number of shares at the time of issuance. For awards based on an aggregate dollar value, the number of shares underlying such awards will be calculated based on the closing price of our common stock on the grant date.

(2)	Certain of these grants are expressly conditioned upon the completion of the Option Exchange Program or the availability of sufficient shares under our 2015 Plan at the time of grant.

(3)	This award consists entirely of restricted stock units.

(4)	Reflects the aggregate dollar amount of restricted stock units to be issued to our non-employee directors, consistent with our standard director compensation program.

(5)	Consists of grants of (i) $120,000 of restricted stock units, (ii) $80,000 of stock options, and (iii) options to purchase 100,000 shares.

Required Vote

The affirmative vote of a majority of the outstanding shares of our common stock present in person or represented by proxy and entitled to vote at the special meeting is required to approve the amendment to our 2015 Plan to increase the total number of shares of our common stock reserved for issuance under our 2015 Plan by 6,000,000 shares, or from 10,300,000 shares to 16,300,000 shares.

Recommendation of our Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE ”FOR” APPROVAL OF THE AMENDMENT TO OUR 2015 PLAN TO INCREASE THE TOTAL NUMBER OF SHARES OF OUR COMMON STOCK RESERVED FOR ISSUANCE UNDER THE PLAN.

Securities Authorized for Issuance under Equity Compensation Plans

The following table set forth certain information regarding outstanding options, rights and shares reserved for future issuance under our equity compensation plans as of December 31, 2017:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights(1)	Number of securities remaining available for future issuance
Equity compensation plans approved by security holders:
Amended and Restated 2015 Stock Incentive Plan	8,639,350	(2)	$6.51	856,530
2006 Stock Incentive Plan, as amended	3,915,472	(3)	$9.66	—
2006 Amended and Restated Employee Stock Purchase Plan	—		$—	990,915
Equity compensation plans not approved by security holders:
Inducement Grants in Connection with TriVascular Merger	1,130,148	(4)	$7.56	—
2017 Inducement Stock Incentive Plan(5)	246,957	(6)	$5.30	1,719,081

Total	13,931,927			3,566,526

(1)	The calculation of weighted average exercise price excludes restricted stock units, which do not have an associated exercise price.

(2)	Includes 1,691,435 restricted stock units.

(3)	Includes 255,602 restricted stock units.

(4)	Includes 132,802 restricted stock units.

(5)

On October 27, 2017, our board of directors adopted the Endologix, Inc. 2017 Inducement Stock Incentive Plan, which provides for the grant of equity-based awards in the form of non-qualified stock options, restricted stock, restricted stock units, stock appreciation rights, performance shares and performance units.

(6)	Includes 56,604 restricted stock units.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 2019 ANNUAL MEETING

Rule 14a-8 of the Exchange Act specifies the requirements for inclusion of stockholder proposals in our proxy statement for an annual meeting of stockholders. If we hold our 2019 annual meeting of stockholders on or about the same time as our 2018 annual meeting of stockholders, then any stockholder desiring to submit a proposal for action at the 2019 annual meeting of stockholders should arrange for such proposal to be delivered to us at our principal place of business no later than December 31, 2018, in order to be considered for inclusion in our proxy statement relating to that meeting. However, if we hold our 2019 annual meeting of stockholders on a date that is more than 30 days earlier or later than our 2018 annual meeting of stockholders, then a stockholder proposal must be received by us at our principal place of business in a reasonable amount of time prior to when we begin to print and mail our proxy materials. Matters pertaining to such proposals, including the number and length thereof, the eligibility of persons entitled to have such proposals included and other aspects are regulated by Rule 14a-8 of the Exchange Act, rules and regulations of the SEC and other laws and regulations.

If a stockholder desires to bring business before the meeting which is not the subject of a proposal properly submitted in accordance with Rule 14a-8 of the Exchange Act, the stockholder must follow procedures outlined in our bylaws. Our bylaws provide that a stockholder entitled to vote at the meeting may make nominations for the election of directors or may propose that other business be brought before the meeting only if (i) such nominations or proposals are included in our proxy statement or otherwise properly brought before the meeting by or at the direction of our board of directors, or (ii) the stockholder has delivered or mailed written notice to us (containing certain information specified in the bylaws), and our Corporate Secretary has received such written notice, not less than 90 days prior to the date of the meeting. However, if we have given less than 100 days’ advance notice or public disclosure of the date the meeting is to be held, written notice of a nomination or proposal to be submitted by a stockholder at the meeting will be timely if it has been received by us not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

OTHER BUSINESS

As of the date of this proxy statement, our board of directors is not aware of any matters, other than those described in this proxy statement, which may be presented for consideration at the special meeting. Should any other matters requiring a vote of the stockholders come before the special meeting, or any adjournment or postponement thereof, the persons named in the accompanying proxy card will have the discretionary authority to vote with respect to such matters in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

John Onopchenko
Chief Executive Officer
Irvine, California
November 13, 2018

APPENDIX A

ENDOLOGIX, INC. AMENDED AND RESTATED 2015 STOCK INCENTIVE PLAN

This AMENDED AND RESTATED 2015 STOCK INCENTIVE PLAN (the “Plan”), originally established and adopted on the 31st day of March, 2015 (the “Effective Date”) by Endologix, Inc., a Delaware corporation (the “Company”) and amended and restated on March 2, 2017 and June 14, 2018, is hereby amended and restated effective [December 21, 2018.]1

ARTICLE 1.

PURPOSES OF THE PLAN

1.1 Purposes. The purposes of the Plan are (a) to enhance the Company’s ability to attract and retain the services of qualified employees, officers, directors, consultants and other service providers upon whose judgment, initiative and efforts the successful conduct and development of the Company’s business largely depends, and (b) to provide additional incentives to such persons or entities to devote their utmost effort and skill to the advancement and betterment of the Company, by providing them an opportunity to participate in the ownership of the Company and thereby have an interest in the success and increased value of the Company.

ARTICLE 2.

DEFINITIONS

For purposes of this Plan, the following terms shall have the meanings indicated:

2.1 Administrator. “Administrator” means the Board or, if the Board delegates responsibility for any matter to the Committee, the term Administrator shall mean the Committee.

2.2 Affiliated Company. “Affiliated Company” means:

(a) with respect to Incentive Options, any “parent corporation” or “subsidiary corporation” of the Company, whether now existing or hereafter created or acquired, as those terms are defined in Sections 424(e) and 424(f) of the Code, respectively; and

(b) with respect to Awards other than Incentive Options, any entity described in paragraph (a) of this Section 2.2 above, plus any other corporation, limited liability company (“LLC”), partnership or joint venture, whether now existing or hereafter created or acquired, with respect to which the Company beneficially owns more than fifty percent (50%) of: (1) the total combined voting power of all outstanding voting securities or (2) the capital or profits interests of an LLC, partnership or joint venture.

2.3 Award. “Award” means an Option, a Restricted Stock award, a Stock Appreciation Right award, a Dividend Equivalents award, a Stock Payment award or a Restricted Stock Unit award granted to a Participant pursuant to the Plan.

2.4 Award Agreement. “Award Agreement” means a written or electronic agreement entered into between the Company and a Participant setting forth the terms and conditions of an Award granted to a Participant.

2.5 Board. “Board” means the Board of Directors of the Company.

2.6 Change in Control. “Change in Control” shall mean:

[1]

The effective date of the amendment and restatement of the Plan is anticipated to be the date on which our stockholders approve the proposal to increase the total number of shares of our common stock reserved for issuance under the Plan at the Special Meeting of Stockholders.

(a) The acquisition, directly or indirectly, in one transaction or a series of related transactions, by any person or group (within the meaning of Section 13(d)(3) of the Exchange Act) of the beneficial ownership of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of all outstanding securities of the Company;

(b) A merger or consolidation in which the Company is not the surviving entity, except for a transaction in which the holders of the outstanding voting securities of the Company immediately prior to such merger or consolidation hold as a result of holding Company securities prior to such transaction, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the surviving entity (or the parent of the surviving entity) immediately after such merger or consolidation;

(c) A reverse merger in which the Company is the surviving entity but in which the holders of the outstanding voting securities of the Company immediately prior to such merger hold, in the aggregate, securities possessing less than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the Company or of the acquiring entity immediately after such merger;

(d) The sale, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, except for a transaction in which the holders of the outstanding voting securities of the Company immediately prior to such transaction(s) receive as a distribution with respect to securities of the Company, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the acquiring entity immediately after such transaction(s); or

(e) The approval by the stockholders of a plan or proposal for the liquidation or dissolution of the Company.

2.7 Code. “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.8 Committee. “Committee” means a committee of two or more members of the Board appointed to administer the Plan, as set forth in Section 10.1 hereof.

2.9 Common Stock. “Common Stock” means the Common Stock of the Company, subject to adjustment pursuant to Section 4.2 hereof.

2.10 Covered Employee. “Covered Employee” means the Chief Executive Officer of the Company (or the individual acting in a similar capacity) and the four (4) other individuals that are the highest compensated executive officers of the Company for the relevant taxable year for whom total compensation is required to be reported to stockholders under the Exchange Act.

2.11 Disability. “Disability” means permanent and total disability as defined in Section 22(e)(3) of the Code. The Administrator’s determination of a Disability or the absence thereof shall be conclusive and binding on all interested parties.

2.12 Dividend Equivalent. “Dividend Equivalent” means a right to receive payments equivalent to the amount of dividends paid by the Company to holders of shares of Common Stock with respect to the number of Dividend Equivalents held by the Participant. The Dividend Equivalent may provide for payment in Common Stock or in cash, or a fixed combination of Common Stock or cash, or the Administrator may reserve the right to determine the manner of payment at the time the Dividend Equivalent is payable. Dividend Equivalents may be granted only in connection with a grant of Restricted Stock Units and shall be subject to the vesting conditions that govern Restricted Stock Units as set forth in the applicable Restricted Stock Award Agreement.

2.13 DRO. “DRO” means a domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the regulations thereunder.

2.15 Exchange Act. “Exchange Act” means the Securities and Exchange Act of 1934, as amended.

2.16 Exercise Price. “Exercise Price” means the purchase price per share of Common Stock payable upon exercise of an Option.

2.17 Fair Market Value. “Fair Market Value” on any given date means the value of one share of Common Stock, determined as follows:

(a) If the Common Stock is then listed or admitted to trading on a Nasdaq market system or a stock exchange which reports closing sale prices, the Fair Market Value shall be the closing sale price on the date of valuation on such Nasdaq market system or principal stock exchange on which the Common Stock is then listed or admitted to trading, or, if no closing sale price is quoted on such day, then the Fair Market Value shall be the closing sale price of the Common Stock on such Nasdaq market system or such exchange on the next preceding day on which a closing sale price is reported.

(b) If the Common Stock is not then listed or admitted to trading on a Nasdaq market system or a stock exchange which reports closing sale prices, the Fair Market Value shall be the average of the closing bid and asked prices of the Common Stock in the over-the-counter market on the date of valuation.

(c) If neither (a) nor (b) is applicable as of the date of valuation, then the Fair Market Value shall be determined by the Administrator in good faith using any reasonable method of evaluation, which determination shall be conclusive and binding on all interested parties.

2.18 Incentive Option. “Incentive Option” means any Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

2.19 Incentive Option Agreement. “Incentive Option Agreement” means an Option Agreement with respect to an Incentive Option.

2.20 NASD Dealer. “NASD Dealer” means a broker-dealer that is a member of the National Association of Securities Dealers, Inc.

2.21 Non-Employee Director. “Non-Employee Director” shall have the meaning given in Section 7.7 below.

2.22 Nonqualified Option. “Nonqualified Option” means any Option that is not an Incentive Option. To the extent that any Option designated as an Incentive Option fails in whole or in part to qualify as an Incentive Option, including, without limitation, for failure to meet the limitations applicable to a 10% Stockholder or because it exceeds the annual limit provided for in Section 5.7 below, it shall to that extent constitute a Nonqualified Option.

2.23 Nonqualified Option Agreement. “Nonqualified Option Agreement” means an Option Agreement with respect to a Nonqualified Option.

2.24 Option. “Option” means any option to purchase Common Stock granted pursuant to the Plan.

2.25 Option Agreement. “Option Agreement” means the written agreement entered into between the Company and the Optionee with respect to an Option granted under the Plan.

2.26 Optionee. “Optionee” means any Participant who holds an Option.

2.27 Participant. “Participant” means an individual or entity that holds an Option, Stock Appreciation Right, shares of Stock, Restricted Stock, Restricted Stock Units, Stock Payment or Dividend Equivalents under the Plan.

2.28 Performance Criteria. “Performance Criteria” means one or more of the following as established by the Administrator, which may be stated as a target percentage or dollar amount, a percentage increase over a base period percentage or dollar amount or the occurrence of a specific event or events:

(a) Sales;

(b) Gross margin;

(c) Operating income;

(d) Pre-tax income;

(e) Earnings before interest, taxes, depreciation and amortization;

(f) Earnings per share of Common Stock on a fully-diluted basis;

(g) Consolidated net income of the Company divided by the average consolidated common stockholders’ equity;

(h) Cash and cash equivalents derived from either (i) net cash flow from operations, or (ii) net cash flow from operations, financings and investing activities;

(i) Adjusted operating cash flow return on income;

(j) Cost containment or reduction;

(k) The percentage increase in the market price of the Common Stock over a stated period;

(l) Return on assets;

(m) New Company product introductions;

(n) Obtaining regulatory approvals for new or existing products; and

(o) Individual business objectives.

2.29 Purchase Price. “Purchase Price” means the purchase price payable to purchase a share of Restricted Stock, or a Restricted Stock Unit, which, in the sole discretion of the Administrator, may be zero (0), subject to limitations under applicable law.

2.30 Repurchase Right. “Repurchase Right” means the right of the Company to repurchase either unvested shares of Restricted Stock pursuant to Section 6.6 or to cancel unvested Restricted Stock Units pursuant to Section 7.6.

2.31 Restricted Stock. “Restricted Stock” means shares of Common Stock issued pursuant to Article 6 hereof, subject to any restrictions and conditions as are established pursuant to such Article 6.

2.32 Restricted Stock Award. “Restricted Stock Award” means either the issuance of Restricted Stock or the grant of Restricted Stock Units or Dividend Equivalents under the Plan.

2.33 Restricted Stock Award Agreement. “Restricted Stock Award Agreement” means the written agreement entered into between the Company and a Participant evidencing the issuance of Restricted Stock or the grant of Restricted Stock Units or Dividend Equivalents under the Plan.

2.34 Restricted Stock Unit. “Restricted Stock Unit” means the right to receive one share of Common Stock issued pursuant to Article 7 hereof, subject to any restrictions and conditions as are established pursuant to such Article 7.

2.35 Service Provider. “Service Provider” means a consultant or other person or entity the Administrator authorizes to become a Participant in the Plan and who provides services to (i) the Company, (ii) an Affiliated Company, or (iii) any other business venture designated by the Administrator in which the Company or an Affiliated Company has a significant ownership interest.

2.36 Stock Appreciation Right. “Stock Appreciation Right” means a contractual right granted to a Participant under Article 8 hereof entitling such Participant to receive a payment representing the difference between the base price per share of the right and the Fair Market Value of a share of Common Stock, payable either in cash or in shares of the Company’s Common Stock, at such time, and subject to such conditions, as are set forth in this Plan and the applicable Stock Appreciation Rights Award agreement.

2.37 Stock Appreciation Rights Holder. “Stock Appreciation Rights Holder” means any Participant who holds a Stock Appreciation Right.

2.38 Stock Payment. “Stock Payment” means a payment in the form of shares of Common Stock.

2.39 10% Stockholder. “10% Stockholder” means a person who, as of a relevant date, owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of an Affiliated Company.

ARTICLE 3.

ELIGIBILITY

3.1 Incentive Options. Only employees of the Company or of an Affiliated Company (including members of the Board if they are employees of the Company or of an Affiliated Company) are eligible to receive Incentive Options under the Plan.

3.2 Nonqualified Options, Stock Appreciation Rights, Stock Payments and Restricted Stock Awards. Employees of the Company or of an Affiliated Company, members of the Board (whether or not employed by the Company or an Affiliated Company), and Service Providers are eligible to receive Nonqualified Options, Stock Appreciation Rights, Stock Payments or Restricted Stock Awards under the Plan.

3.3 Annual Limitation. In no event shall any Participant be granted Options or Stock Appreciation Rights in any one calendar year pursuant to which the aggregate number of shares of Common Stock that may be acquired thereunder exceeds 750,000 shares, subject to adjustment as to the number and kind of shares pursuant to Section 4.2 hereof. Notwithstanding the foregoing, in connection with his or her initial service to the Company, the aggregate number of shares of Common Stock with respect to which Options or Stock Appreciation Rights may be granted to any Participant shall not exceed 750,000 shares of Common Stock during the calendar year which includes such individual’s initial service to the Company. The foregoing limitations shall be applied on an aggregate basis taking into account Awards granted to a Participant under the Plan as well as awards of the same type granted to a Participant under any other equity-based compensation plan of the Company or any Affiliated Company.

ARTICLE 4.

PLAN SHARES

4.1 Shares Subject to the Plan.

(a) The number of shares of Common Stock that may be issued pursuant to Awards under the Plan shall be 16,300,000 shares. The foregoing shall be subject to adjustment as to the number and kind of shares pursuant to Section 4.2 hereof. In the event that (a) all or any portion of any Option granted under the Plan can no longer under any circumstances be exercised, (b) any shares of Common Stock subject to an Award Agreement are reacquired by the Company or (c) all or any portion of any Restricted Stock Units granted under the Plan are forfeited or can no longer under any circumstances vest, the shares of Common Stock allocable to the unexercised portion of such Option or the shares so reacquired shall again be available for grant or issuance under the Plan. The following shares of Common Stock may not again be made available for issuance as awards under the Plan: (x) the gross number of shares of Common Stock subject to outstanding Stock Appreciation Rights settled in exchange for shares of Common Stock, (y) shares of Common Stock used to pay the Exercise Price related to outstanding Options, or (z) shares of Common Stock used to pay withholding taxes related to outstanding Options, Stock Appreciation Rights or Restricted Stock Units. For purposes of this Section 4.1, the number of shares of Common Stock available for grant under the Plan shall be reduced by one share of Common Stock for each share of Common Stock granted pursuant to the exercise to an Option or Stock Appreciation Right, and by one-and-six-tenths (1.6) shares of Common Stock for each share of Common Stock granted pursuant to a Restricted Stock award, Stock Payment award or Restricted Stock Unit award.

(b) The maximum number of shares of Common Stock that may be issued under the Plan as Incentive Options shall be 16,300,000 shares, subject to adjustment as to the number and kind of shares pursuant to Section 4.2 hereof.

4.2 Changes in Capital Structure. In the event that the outstanding shares of Common Stock are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, stock split, reverse stock split, reclassification, stock dividend, or other change in the capital structure of the Company, then appropriate adjustments shall be made by the Administrator to the aggregate number and kind of shares subject to this Plan, the number and kind of shares and the price per share subject to outstanding Award Agreements and the limit on the number of shares under Section 3.3, all in order to preserve, as nearly as practical, but not to increase, the benefits to Participants.

4.3 Minimum Vesting. All Awards shall be granted subject to a minimum vesting period of at least twelve (12) months; provided, that up to five percent (5%) of the shares of Common Stock that may be issued pursuant to Awards under the Plan, as may be adjusted pursuant to Section 4.2 hereof, may be issued in respect of Awards that are not subject to this minimum vesting period requirement.

ARTICLE 5.

OPTIONS

5.1 Grant of Stock Options. The Administrator shall have the right to grant, pursuant to this Plan, Options subject to such terms, restrictions and conditions as the Administrator may determine at the time of grant. Such conditions may include, but are not limited to, continued employment or the achievement of specified performance goals or objectives established by the Administrator with respect to one or more Performance Criteria.

5.2 Option Agreements. Each Option granted pursuant to this Plan shall be evidenced by an Option Agreement which shall specify the number of shares subject thereto, vesting provisions relating to such Option, the Exercise Price per share, and whether the Option is an Incentive Option or Nonqualified Option. As soon as is practical following the grant of an Option, an Option Agreement shall be duly executed and delivered by or on behalf of the Company to the Optionee to whom such Option was granted. Each Option Agreement shall be in such form and contain such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem desirable.

5.3 Exercise Price. The Exercise Price per share of Common Stock covered by each Option shall be determined by the Administrator, subject to the following: (a) the Exercise Price of an Incentive Option shall not be less than 100% of Fair Market Value on the date the Incentive Option is granted, (b) the Exercise Price of a Nonqualified Option shall not be less than 100% of Fair Market Value on the date the Nonqualified Option is granted, and (c) if the person to whom an Incentive Option is granted is a 10% Stockholder on the date of grant, the Exercise Price shall not be less than 110% of Fair Market Value on the date the Incentive Option is granted.

However, an Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424 of the Code.

5.4 Payment of Exercise Price. Payment of the Exercise Price shall be made upon exercise of an Option and may be made, in the discretion of the Administrator, subject to any legal restrictions, by: (a) cash; (b) check; (c) the surrender of shares of Common Stock owned by the Optionee (provided that shares acquired pursuant to the exercise of options granted by the Company must have been held by the Optionee for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes), which surrendered shares shall be valued at Fair Market Value as of the date of such exercise; (d) the cancellation of indebtedness of the Company to the Optionee; (e) the waiver of compensation due or accrued to the Optionee for services rendered; (f) provided that a public market for the Common Stock exists, a “same day sale” commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the shares so purchased to pay for the Exercise Price and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company; (g) provided that a public market for the Common Stock exists, a “margin” commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to pledge the shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company; or (h) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable law.

5.5 Term and Termination of Options. The term and provisions for termination of each Option shall be as fixed by the Administrator, but no Option may be exercisable more than ten (10) years after the date it is granted.

5.6 Vesting and Exercise of Options. Each Option shall vest and become exercisable in one or more installments, at such time or times and subject to such conditions, including without limitation the achievement of specified performance goals or objectives established with respect to one or more Performance Criteria, as shall be determined by the Administrator.

5.7 Annual Limit on Incentive Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock with respect to which Incentive Options granted under this Plan and any other plan of the Company or any Affiliated Company become exercisable for the first time by an Optionee during any calendar year shall not exceed $100,000.

5.8 Nontransferability of Options. Except as otherwise provided in this Section 5.8, Options shall not be assignable or transferable except by will, the laws of descent and distribution or pursuant to a DRO entered by a court in settlement of marital property rights, and during the life of the Optionee, Options shall be exercisable only by the Optionee. At the discretion of the Administrator and in accordance with rules it establishes from time to time, Optionees may be permitted to transfer some or all of their Nonqualified Options to one or more “family members,” which is not a “prohibited transfer for value,” provided that (i) the Optionee (or such Optionee’s estate or representative) shall remain obligated to satisfy all income or other tax withholding obligations associated with the exercise of such Nonqualified Option; (ii) the Optionee shall notify the Company in writing that such transfer has occurred and disclose to the Company the name and address of the “family member” or “family members” and their relationship to the Optionee, and (iii) such transfer shall be effected pursuant to transfer documents in a form approved by the Administrator. For purposes of the foregoing, the terms “family members” and “prohibited transfer for value” have the meaning ascribed to them in the General Instructions to Form S-8 (or any successor form) promulgated under the Securities Act of 1933, as amended.

5.9 Repricing Prohibited. Subject to Section 4.2 hereof, without the prior approval of the Company’s stockholders, evidenced by a majority of votes cast, the Administrator shall not amend the terms of outstanding Options to reduce the Exercise Price of outstanding Options, cancel outstanding Options in exchange for cash, other awards or Options with an Exercise Price that is less than the Exercise Price of the original Options, or otherwise approve any modification to such an Option that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by the Nasdaq Stock Market.

5.10 Rights as a Stockholder. An Optionee or permitted transferee of an Option shall have no rights or privileges as a stockholder with respect to any shares covered by an Option until such Option has been duly exercised and certificates representing shares purchased upon such exercise have been issued to such person.

5.11 Unvested Shares. The Administrator shall have the discretion to grant Options which are exercisable for unvested shares of Common Stock. Should the Optionee cease being an employee, officer or director of the Company while owning such unvested shares, the Company shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Administrator and set forth in the document evidencing such repurchase right.

ARTICLE 6.

RESTRICTED STOCK

6.1 Issuance of Restricted Stock. The Administrator shall have the right to issue pursuant to this Plan and at a Purchase Price determined by the Administrator, shares of Common Stock subject to such terms, restrictions and conditions as the Administrator may determine at the time of grant. Such conditions may include, but are not limited to, continued employment or the achievement of specified performance goals or objectives established by the Administrator with respect to one or more Performance Criteria, which require the Administrator to certify in writing whether and the extent to which such performance goals were achieved before such restrictions are considered to have lapsed.

6.2 Restricted Stock Award Agreements. A Participant shall have no rights with respect to the shares of Restricted Stock covered by a Restricted Stock Award Agreement until the Participant has paid the full Purchase Price, if any, to the Company in the manner set forth in Section 6.3(b) hereof and has executed and delivered to the Company the applicable Restricted Stock Award Agreement. Each Restricted Stock Award Agreement shall be in such form, and shall set forth the Purchase Price, if any, and such other terms, conditions and restrictions of the Restricted Stock Award Agreement, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem desirable. Each such Restricted Stock Award Agreement may be different from each other Restricted Stock Award Agreement.

6.3 Purchase Price.

(a) Amount. Restricted Stock may be issued to Participants for such consideration as is determined by the Administrator in its sole discretion, including no consideration or such minimum consideration as may be required by applicable law.

(b) Payment. Payment of the Purchase Price, if any, may be made, in the discretion of the Administrator, subject to any legal restrictions, by: (a) cash; (b) check; (c) the surrender of shares of Common Stock owned by the Participant (provided that shares acquired pursuant to the exercise of options granted by the Company shall have been held by the Participant for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes), which surrendered shares shall be valued at Fair Market Value as of the date of such acceptance; (d) the cancellation of indebtedness of the Company to the Participant; (e) the waiver of compensation due or accrued to the Participant for services rendered; or (f) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable law. If payment for shares of Restricted Stock is made by promissory note, any cash dividends paid with respect to the Restricted Stock may be applied, in the discretion of the Administrator, to repayment of such note.

6.4 Vesting of Restricted Stock. The Restricted Stock Award Agreement shall specify the date or dates, the performance goals, if any, established by the Administrator with respect to one or more Performance Criteria that must be achieved, and any other conditions on which the Restricted Stock may vest.

6.5 Rights as a Stockholder. Upon complying with the provisions of Sections 6.2 and 6.3 hereof, a Participant shall have the rights of a stockholder with respect to the Restricted Stock acquired pursuant to a Restricted Stock Award Agreement, including voting and dividend rights (subject to Section 10.4), subject to the terms, restrictions and conditions as are set forth in such Restricted Stock Award Agreement. Unless the Administrator shall determine otherwise, certificates evidencing shares of Restricted Stock shall remain in the possession of the Company until such shares have vested in accordance with the terms of the Restricted Stock Award Agreement.

6.6 Restrictions. Shares of Restricted Stock may not be sold, pledged or otherwise encumbered or disposed of and shall not be assignable or transferable except by will, the laws of descent and distribution or pursuant to a DRO entered by a court in settlement of marital property rights, except as specifically provided in the Restricted Stock Award Agreement or as authorized by the Administrator. In the event of termination of a Participant’s employment, service as a director of the Company or Service Provider status for any reason whatsoever (including death or disability), the Restricted Stock Award Agreement may provide, in the discretion of the Administrator, that the Company may, at the discretion of the Administrator, exercise a Repurchase Right to repurchase at the original Purchase Price the shares of Restricted Stock that have not vested as of the date of termination.

ARTICLE 7.

RESTRICTED STOCK UNITS

7.1 Grants of Restricted Stock Units and Dividend Equivalents. The Administrator shall have the right to grant, pursuant to this Plan, Restricted Stock Units and Dividend Equivalents, subject to such terms, restrictions and conditions as the Administrator may determine at the time of grant. Such conditions may include, but are not limited to, continued employment or the achievement of specified performance goals or objectives established by the Administrator with respect to one or more Performance Criteria, which require the Administrator to certify in writing whether and the extent to which such performance goals were achieved before such restrictions are considered to have lapsed.

7.2 Restricted Stock Award Agreements. A Participant shall have no rights with respect to the Restricted Stock Units or Dividend Equivalents covered by a Restricted Stock Award Agreement until the Participant has executed and delivered to the Company the applicable Restricted Stock Award Agreement. Each Restricted Stock Award Agreement shall be in such form, and shall set forth the Purchase Price, if any, and such other terms, conditions and restrictions of the Restricted Stock Award Agreement, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem desirable. Each such Restricted Stock Award Agreement may be different from each other Restricted Stock Award Agreement.

7.3 Purchase Price.

(a) Amount. Restricted Stock Units may be issued to Participants for such consideration as is determined by the Administrator in its sole discretion, including no consideration or such minimum consideration as may be required by applicable law.

(b) Payment. Payment of the Purchase Price, if any, may be made, in the discretion of the Administrator, subject to any legal restrictions, by: (a) cash; (b) check; (c) the surrender of shares of Common Stock owned by the Participant (provided that shares acquired pursuant to the exercise of options granted by the Company shall have been held by the Participant for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes), which surrendered shares shall be valued at Fair Market Value as of the date of such acceptance; (d) the cancellation of indebtedness of the Company to the Participant; (e) the waiver of compensation due or accrued to the Participant for services rendered; or (f) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable law.

7.4 Vesting of Restricted Stock Units and Dividend Equivalents. The Restricted Stock Award Agreement shall specify the date or dates, the performance goals, if any, established by the Administrator with respect to one or more Performance Criteria that must be achieved, and any other conditions on which the Restricted Stock Units and Dividend Equivalents may vest.

7.5 Rights as a Stockholder. Holders of Restricted Stock Units shall not be entitled to vote or to receive dividends unless or until they become owners of the shares of Common Stock pursuant to their Restricted Stock Award Agreement and the terms and conditions of the Plan, including Section 10.4 hereof.

7.6 Restrictions. Restricted Stock Units and Dividend Equivalents may not be sold, pledged or otherwise encumbered or disposed of and shall not be assignable or transferable except by will, the laws of descent and distribution or pursuant to a DRO entered by a court in settlement of marital property rights, except as specifically provided in the Restricted Stock Award Agreement or as authorized by the Administrator. In the event of termination of a Participant’s employment, service as a director of the Company or Service Provider status for any reason whatsoever (including death or disability), the Restricted Stock Award Agreement may provide that all Restricted Stock Units and Dividend Equivalents that have not vested as of such date shall be automatically forfeited by the Participant. However, if, with respect to such unvested Restricted Stock Units the Participant paid a Purchase Price, the Administrator shall have the right, exercisable at the discretion of the Administrator, to exercise a Repurchase Right to cancel such unvested Restricted Stock Units upon payment to the Participant of the original Purchase Price. The Participant shall forfeit such unvested Restricted Stock Units upon the Administrator’s exercise of such right.

7.7 Restricted Stock Unit Grants to Non-Employee Directors.

(a) Automatic Grants. Each director of the Company who is not an employee or executive officer of the Company (a “Non-Employee Director”) shall automatically be granted (i) a Restricted Stock Unit convertible into $200,000 of shares of the Common Stock, as valued on the Restricted Stock Unit grant date, upon commencement of service as a director of the Company, and (ii) a Restricted Stock Unit convertible into $100,000 of shares of Common Stock at each annual meeting of the Company’s stockholders (provided such individual has served as a Non-Employee Director for at least six (6) months prior to such meeting). All such Restricted Stock Units shall be subject to the terms and conditions of this Plan.

(b) Vesting of Restricted Stock Units Granted to Non-Employee Directors. Each initial Restricted Stock Unit granted to a newly-elected or appointed Non-Employee Director shall vest, in a series of four (4) successive equal annual installments over the Non-Employee Director’s period of continued service as a director, with the first such installment to vest upon the Non-Employee Director’s completion of one (1) year of service as a Non-Employee Director measured from the Restricted Stock Unit grant date. Each annual Restricted Stock Unit granted to continuing Non-Employee Directors shall vest, upon the Non-Employee Director’s completion of one (1) year of service as a Non-Employee Director measured from the Restricted Stock Unit grant date.

ARTICLE 8.

STOCK APPRECIATION RIGHTS

8.1 Grant of Stock Appreciation Rights. A Stock Appreciation Right may be granted to any Participant selected by the Administrator. Stock Appreciation Rights may be granted on a basis that allows for the exercise of the right by the Participant or that provides for the automatic payment of the right upon a specified date or event. Stock Appreciation Rights shall be exercisable or payable at such time or times and upon conditions as may be approved by the Administrator, provided that the Administrator may accelerate the exercisability or payment of a Stock Appreciation Right at any time.

8.2 Vesting of Stock Appreciation Rights. Each Stock Appreciation Right shall vest and become exercisable in one or more installments at such time or times and subject to such conditions, including without limitation the achievement of specified performance goals or objectives established with respect to one or more Performance Criteria, as shall be determined by the Administrator. A Stock Appreciation Right will be exercisable or payable at such time or times as determined by the Administrator, provided that the maximum term of a Stock Appreciation Right shall be ten (10) years from the date of grant. The base price of a Stock Appreciation Right shall be determined by the Administrator in its sole discretion; provided, however, that the base price per share of any Stock Appreciation Right shall not be less than one hundred percent (100%) of the Fair Market Value of the shares of Common Stock on the date of grant.

8.3 Payment of Stock Appreciation Rights. A Stock Appreciation Right will entitle the holder, upon exercise or other payment of the Stock Appreciation Right, as applicable, to receive an amount determined by multiplying: (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise or payment of the Stock Appreciation Right over the base price of such Stock Appreciation Right, by (ii) the number of shares as to which such Stock Appreciation Right is exercised or paid. Payment of the amount determined under the foregoing shall be made either in cash or in shares of Common Stock, as determined by the Administrator in its discretion. If payment is made in shares of Common Stock, such shares shall be valued at their Fair Market Value on the date of exercise or payment, subject to applicable tax withholding requirements and to such conditions, as are set forth in this Plan and the applicable Stock Appreciation Rights Award Agreement.

8.4 Nontransferability of Stock Appreciation Rights. Except as otherwise provided in this Section 8.4, Stock Appreciation Rights shall not be assignable or transferable except by will, the laws of descent and distribution or pursuant to a DRO entered by a court in settlement of marital property rights, and during the life of the Stock Appreciation Rights Holder, Stock Appreciation Rights shall be exercisable only by the Stock Appreciation Rights Holder. At the discretion of the Administrator and in accordance with rules it establishes from time to time, Stock Appreciation Rights Holders may be permitted to transfer some or all of their Stock

Appreciation Rights to one or more “family members,” which is not a “prohibited transfer for value,” provided that (i) the Stock Appreciation Rights Holder (or such holder’s estate or representative) shall remain obligated to satisfy all income or other tax withholding obligations associated with the exercise of such Stock Appreciation Right; (ii) the Stock Appreciation Rights Holder shall notify the Company in writing that such transfer has occurred and disclose to the Company the name and address of the “family member” or “family members” and their relationship to the holder, and (iii) such transfer shall be effected pursuant to transfer documents in a form approved by the Administrator. For purposes of the foregoing, the terms “family members” and “prohibited transfer for value” have the meaning ascribed to them in the General Instructions to Form S-8 (or any successor form) promulgated under the Securities Act of 1933, as amended.

ARTICLE 9.

STOCK PAYMENT AWARDS

9.1 Grant of Stock Payment Awards. A Stock Payment award may be granted to any Participant selected by the Administrator. A Stock Payment award may be granted for past services, in lieu of bonus or other cash compensation, as directors’ compensation or for any other valid purpose as determined by the Administrator. A Stock Payment award granted to a Participant represents shares of Common Stock that are issued without restrictions on transfer and other incidents of ownership and free of forfeiture conditions, except as otherwise provided in the Plan and the Award Agreement. The Administrator may, in connection with any Stock Payment award, provide that no payment is required, or require the payment by the Participant of a specified purchase price.

9.2 Rights as Stockholder. Subject to the foregoing provisions of this Article 9 and the applicable Award Agreement, upon the issuance of the Common Stock under a Stock Payment award the Participant shall have all rights of a stockholder with respect to the shares of Common Stock, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

ARTICLE 10.

ADMINISTRATION OF THE PLAN

10.1 Administrator. Authority to control and manage the operation and administration of the Plan shall be vested in the Board, which may delegate such responsibilities in whole or in part to a Committee. Members of the Committee may be appointed from time to time by, and shall serve at the pleasure of, the Board. The Board may limit the composition of the Committee to those persons necessary to comply with the requirements of Section 16 of the Exchange Act.

10.2 Powers of the Administrator. In addition to any other powers or authority conferred upon the Administrator elsewhere in the Plan or by law, the Administrator shall have full power and authority: (a) to determine the persons to whom, and the time or times at which, Awards shall be granted, the number of shares to be represented by each Award, and the consideration to be received by the Company upon the exercise and/or vesting of such Awards; (b) to interpret the Plan; (c) to create, amend or rescind rules and regulations relating to the Plan; (d) to determine the terms, conditions and restrictions contained in, and the form of, Award Agreements; (e) to determine the identity or capacity of any persons who may be entitled to exercise a Participant’s rights under any Award Agreement under the Plan; (f) to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement; (g) notwithstanding the minimum vesting provisions of Section 4.3, to accelerate the vesting of any Award or release or waive any repurchase rights of the Company with respect to Restricted Stock Awards in connection with a Participant’s death or Disability or a Change in Control; (h) to extend the expiration date of any Option; (i) to amend outstanding Award Agreements to provide for, among other things, any change or modification which the Administrator could have included in the original Agreement or in furtherance of the powers provided for herein; and (j) to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. Any action, decision, interpretation or determination made in good faith by the Administrator in the exercise of its authority conferred upon it under the Plan shall be final and binding on the Company and all Participants. To the extent permitted by applicable law, the Administrator may from time to time delegate to one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards to Participants other than (a) senior executives of the Company who are subject to Section 16 of the Exchange Act, (b) Covered

Employees, or (c) officers of the Company (or members of the Board) to whom authority to grant or amend Awards has been delegated hereunder. Any delegation hereunder shall be subject to the restrictions and limits that the Administrator specifies at the time of such delegation, and the Administrator may at any time rescind the authority so delegated or appoint a new delegatee.

10.3 Limitation on Liability. No employee of the Company or member of the Board or Administrator shall be subject to any liability with respect to duties under the Plan unless the person acts fraudulently or in bad faith. To the extent permitted by law, the Company shall indemnify each member of the Board or Administrator, and any employee of the Company with duties under the Plan, who was or is a party, or is threatened to be made a party, to any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, by reason of such person’s conduct in the performance of duties under the Plan.

10.4 No Dividends on Unvested Awards. The Administrator may not provide for the current payment of dividends or Dividend Equivalents with respect to any shares of Common Stock subject to an outstanding award granted under the Plan (or portion thereof) that has not vested. For any such award, the Committee may provide only for the accrual of dividends or Dividend Equivalents that will not be payable to the Participant unless and until, and only to the extent that, such award vests. Notwithstanding the foregoing, Dividend Equivalents may be granted only in connection with a grant of Restricted Stock Units subject to the vesting conditions that govern Restricted Stock Units as set forth in the applicable Restricted Stock Award Agreement. No dividends or Dividend Equivalents shall be paid on Options or Stock Appreciation Rights.

ARTICLE 11.

CHANGE IN CONTROL

11.1 Impact of Change in Control on Awards Under Plan. In order to preserve a Participant’s rights in the event of a Change in Control of the Company:

(a) The Administrator shall have the discretion to provide in each Award Agreement the terms and conditions that relate to (i) vesting of such Award in the event of a Change in Control, and (ii) assumption of such Awards or issuance of comparable securities under an incentive program in the event of a Change in Control. The aforementioned terms and conditions may vary in each Award Agreement.

(b) If the terms of an outstanding Option provide for accelerated vesting in the event of a Change in Control, or to the extent that a Option is vested and not yet exercised, the Administrator in its discretion may provide, in connection with the Change in Control transaction, for the purchase or exchange of each Option for an amount of cash or other property having a value equal to the difference (or “spread”) between: (x) the value of the cash or other property that the Participant would have received pursuant to the Change in Control transaction in exchange for the shares issuable upon exercise of the Option had the Option been exercised immediately prior to the Change in Control, and (y) the Exercise Price of the Option.

(c) If the terms of an outstanding Stock Appreciation Right provide for accelerated vesting in the event of a Change in Control, or to the extent that a Stock Appreciation Right is vested and not yet exercised, the Administrator in its discretion may provide, in connection with the Change in Control transaction, for the purchase or exchange of each Stock Appreciation Right for an amount of cash or other property having a value equal to the value of the cash or other property that the Participant would have received pursuant to the Change in Control transaction in exchange for the shares issuable upon exercise of the Stock Appreciation Right had the Stock Appreciation Right been exercised immediately prior to the Change in Control.

(d) Outstanding Options and Stock Appreciation Rights shall terminate and cease to be exercisable upon consummation of a Change in Control except to the extent that the Options or Stock Appreciation Rights are assumed by the successor entity (or parent thereof) pursuant to the terms of the Change in Control transaction.

(e) The Administrator shall cause written notice of a proposed Change in Control transaction to be given to Participants not less than fifteen (15) days prior to the anticipated effective date of the proposed transaction.

ARTICLE 12.

AMENDMENT AND TERMINATION OF THE PLAN

12.1 Amendments. The Board may from time to time alter, amend, suspend or terminate the Plan in such respects as the Board may deem advisable. No such alteration, amendment, suspension or termination shall be made which shall substantially affect or impair the rights of any Participant under an outstanding Award Agreement without such Participant’s consent. The Board may alter or amend the Plan to comply with requirements under the Code relating to Incentive Options or other types of options which give Optionees more favorable tax treatment than that applicable to Options granted under this Plan as of the date of its adoption. Upon any such alteration or amendment, any outstanding Option granted hereunder may, if the Administrator so determines and if permitted by applicable law, be subject to the more favorable tax treatment afforded to an Optionee pursuant to such terms and conditions.

12.2 Plan Termination. Unless the Plan shall theretofore have been terminated, the Plan shall terminate on the tenth (10th) anniversary of the Effective Date and no Awards may be granted under the Plan thereafter, but Awards and Award Agreements then outstanding shall continue in effect in accordance with their respective terms.

ARTICLE 13.

TAX WITHHOLDING

13.1 Tax Withholding. The Participant shall be responsible for payment of any taxes or similar charges required by law to be withheld from an Award or an amount paid in satisfaction of an Award, which shall be paid by the Participant on or prior to the payment or other event that results in taxable income in respect of an Award. The Award Agreement may specify the manner in which the withholding obligation shall be satisfied with respect to the particular type of Award.

ARTICLE 14.

MISCELLANEOUS

14.1 Benefits Not Alienable. Other than as provided above, benefits under the Plan may not be assigned or alienated, whether voluntarily or involuntarily. Any unauthorized attempt at assignment, transfer, pledge or other disposition shall be without effect.

14.2 Awards subject to Code Section 409A. Any Award that constitutes, or provides for, a deferral of compensation subject to Section 409A of the Code (a “Section 409A Award”) shall satisfy the requirements of Section 409A of the Code, to the extent applicable as determined by the Administrator. The Award Agreement with respect to a Section 409A Award shall incorporate the terms and conditions required by Section 409A of the Code. If any deferral of compensation is to be permitted in connection with a 409A Award, the Administrator shall establish rules and procedures relating to such deferral in a manner intended to comply with the requirements of Section 409A of the Code, including, without limitation, the time when an election to defer may be made, the time period of the deferral and the events that would result in payment of the deferred amount, the interest or other earnings attributable to the deferral and the method of funding, if any, attributable to the deferred amount.

14.3 No Enlargement of Employee Rights. This Plan is strictly a voluntary undertaking on the part of the Company and shall not be deemed to constitute a contract between the Company and any Participant to be consideration for, or an inducement to, or a condition of, the employment of any Participant. Nothing contained in the Plan shall be deemed to give the right to any Participant to be retained as an employee of the Company or any Affiliated Company or to interfere with the right of the Company or any Affiliated Company to discharge any Participant at any time.

14.4 Application of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to Option Agreements and Restricted Stock Award Agreements, except as otherwise provided herein, will be used for general corporate purposes.

14.5 Unfunded Plan. The adoption of the Plan and any reservation of shares of Common Stock or cash amounts by the Company to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement. Except upon the issuance of Common Stock pursuant to an Award, any rights of a Participant under the Plan shall be those of a general unsecured creditor of the Company, and neither a Participant nor the Participant’s permitted transferees or estate shall have any other interest in any assets of the Company by virtue of the Plan.

14.6 Annual Reports. During the term of this Plan, the Company will furnish to each Participant who does not otherwise receive such materials, copies of all reports, proxy statements and other communications that the Company distributes generally to its stockholders.

14.7 Recovery. All Options and Stock Appreciation Rights, or any shares of Common Stock or cash issued or awarded pursuant to the exercise of Options or Stock Appreciation Rights, and all Restricted Stock and Restricted Stock Units will be subject to recoupment in accordance with the Company’s Incentive Compensation Clawback Policy, as amended or modified from time to time. In addition, the Administrator may impose such other clawback, recovery or recoupment provisions in a Stock Option Agreement, Stock Appreciation Right Agreement or Restricted Stock Award Agreement as the Administrator determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of any of the following events with respect to a Participant: (i) such Participant’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude; (ii) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company, any customer or vendor of the Company or any third party with whom the Company is or was engaged in business; (iii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or of any statutory duty owed to the Company; (iv) such Participant’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; or (v) such Participant’s gross misconduct. No recovery of compensation under this Section 14.7 will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company.

14.8 Stockholder Approval. This Plan, as amended and restated, shall be effective as of the date of approval of the stockholders of the Company.

VOTE BY INTERNET—www.proxyvote.com Use the Internet to transmit your voting instructions up until 11:59 P.M. Eastern Time on December 20, 2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ENDOLOGIX, INC. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS 2 MUSICK If you would like to reduce the costs incurred by our Company in mailing proxy IRVINE, CALIFORNIA 92618 materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on December 20, 2018. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. Our Board of Directors recommends that you vote “FOR” proposal 1: For Against Abstain 1. Approval of an amendment to our Endologix, Inc. Amended and Restated 2015 Stock Incentive Plan to increase the 0 0 0 total number of shares of our common stock reserved for issuance under the plan by 6,000,000 shares, or from 10,300,000 shares to 16,300,000 shares. NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting, or any adjournment or postponement thereof. . 17 .1 . 0 R1 _ 1 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or 0000390953 partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Proxy Statement is available at www.proxyvote.com ENDOLOGIX, INC. Special Meeting of Stockholders December 21, 2018 at 8:00 a.m., Pacific Time This proxy is solicited by the Board of Directors The undersigned hereby nominates, constitutes and appoints Vaseem Mahboob and Jeremy Hayden, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all of the shares of common stock of ENDOLOGIX, INC. which the undersigned is entitled to represent and vote at the Special Meeting of Stockholders to be held at 2 Musick, Irvine, California 92618 on December 21, 2018, at 8:00 a.m., Pacific Time, and at any adjournment or postponement thereof, as fully as if the undersigned were present and voting at the meeting. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED “FOR” THE AMENDMENT TO OUR ENDOLOGIX, INC. AMENDED AND RESTATED 2015 STOCK INCENTIVE PLAN TO INCREASE THE TOTAL NUMBER OF SHARES OF OUR COMMON STOCK RESERVED FOR ISSUANCE UNDER THE PLAN BY 6,000,000 SHARES, OR FROM 10,300,000 SHARES TO 16,300,000 SHARES. THE UNDERSIGNED HEREBY REVOKES ANY OTHER PROXY OR PROXIES HERETOFORE GIVEN TO VOTE OR ACT WITH RESPECT TO THE SHARES OF COMMON STOCK OF ENDOLOGIX, INC. HELD BY THE UNDERSIGNED. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE. R1.0.1.17 _ 2 0000390953 Continued and to be signed on reverse side